Exhibit (j)(i) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Retail Class (Money Market Funds) Prospectus, the Retail Class (Fluctuating Funds) Prospectus, and the Institutional Class Prospectus, and "Independent Registered Public Accounting Firm" in the combined Statement of Additional Information in Post-Effective Amendment Number 70 to the Registration Statement (Form N-1A, No. 33-20673) of the MTB Group of Funds and to the incorporation by reference of our report dated June 12, 2006 on MTB U.S. Treasury Money Market Fund, MTB U.S. Government Money Market Fund, MTB Tax-Free Money Market Fund, MTB Money Market Fund, MTB Prime Money Market Fund, MTB New York Tax-Free Money Market Fund, MTB Pennsylvania Tax-Free Money Market Fund, MTB Short Duration Government Bond Fund, MTB Short-Term Corporate Bond Fund, MTB U.S. Government Bond Fund, MTB New York Municipal Bond Fund, MTB Pennsylvania Municipal Bond Fund, MTB Maryland Municipal Bond Fund, MTB Virginia Municipal Bond Fund, MTB Intermediate-Term Bond Fund, MTB Income Fund, MTB Managed Allocation Fund- Conservative Growth, MTB Managed Allocation Fund- Moderate Growth, MTB Managed Allocation Fund- Aggressive Growth, MTB Balanced Fund, MTB Equity Income Fund, MTB Large Cap Value Fund, MTB Equity Index Fund, MTB Large Cap Stock Fund, MTB Large Cap Growth Fund, MTB Multi Cap Growth Fund, MTB Mid Cap Stock Fund, MTB Mid Cap Growth Fund, MTB Small Cap Stock Fund, MTB Small Cap Growth Fund, and MTB International Equity Fund included in the Annual Report to Shareholders for the fiscal year ended April 30, 2006.



                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
August 23, 2006